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                                                                    EXHIBIT 10.3



                         SERVICESOFT TECHNOLOGIES, INC.

                              AMENDED AND RESTATED

                             1994 STOCK OPTION PLAN

1. PURPOSE. The Servicesoft Technologies, Inc. Stock Option Plan (the "Plan") is intended to provide a method whereby employees and other associated persons (including officers and directors) of Servicesoft Technologies, Inc. (the "Company") and its subsidiaries who are making, and are expected to continue making, substantial contributions to the successful management and growth of the Company and its subsidiaries may be offered an opportunity to acquire Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. The intention is to increase the proprietary interest of those persons in the Company and their incentive to remain in and advance in the service of the Company and its subsidiaries and to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such employees as may be selected in the manner hereinafter provided, incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("Nonstatutory Stock Options") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established. The Incentive Stock Options and Nonstatutory Stock Options sometimes are referred to herein individually as an "Option" and collectively as the "Options".

2. ADMINISTRATION. The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of no fewer than three members who may also be members of the Board of Directors of the Company and participate in the Plan. Should the Company become subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of not fewer than three "disinterested persons", as that term is defined in subparagraph (d)(3) of Rule 16b-3 ("Rule 16b-3") under the Exchange Act. Members of the Committee then will not be able to participate in the Plan or become members if one year prior to an occurrence whereby the Company becomes subject to Rule 16b-3 they received an option under any plan of the Company. Subject to the terms and conditions of the Plan and relevant commitments of the Company, the Committee shall have full authority in its discretion, from time to time, and at any time, to select the persons to whom Options shall be granted, to determine the number of shares to be covered by each option, the time at which the Option shall be granted, the terms and conditions of Option Agreements (as hereinafter defined) and, except as hereinafter provided, the option exercise price and the term during which the Options may be exercised.

     The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times

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and places as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. INTERPRETATION AND AMENDMENT. The interpretation, construction or determination of any provisions of the Plan by the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     The Board of Directors may, at any time, amend, alter, suspend or terminate the Plan; PROVIDED, HOWEVER, that any such action shall not impair any Options theretofore granted under the Plan, and provided further that no amendment of the Plan may be effected with regard to the following actions without the approval of the holders of at least the majority of the voting stock of the
Company: (i) the total number of shares of Common Stock that may be purchased under the Plan shall not be increased (except as permitted by Paragraph 11);
(ii) the option period during which outstanding Options granted under the Plan may be exercised shall not be extended; and (iii) the class of individuals eligible to receive options under the Plan cannot be changed.

4. PARTICIPANTS. Incentive Stock Options may be granted under the Plan to all employees of the Company and its subsidiaries (including employees who are also directors or officers of the Company or its subsidiaries). The term "subsidiary" shall mean "subsidiary corporation" as defined in Section 425 of the Code. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any subsidiary of the Company; PROVIDED, HOWEVER, that an Incentive Stock Option may be granted to such an employee if, at the time such Incentive Stock Option is granted, the option exercise price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option is by its terms not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. Nonstatutory Stock Options may be granted to any person who has provided services to the Company, as determined is appropriate by the Committee.

     Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude a person from receiving Options under the Plan.

5. COMMON STOCK. The Common Stock which may be issued and sold pursuant to Options granted under the Plan from time to time shall not exceed in the aggregate 2,200,000 shares of the Common Stock of the Company. The number of shares issuable under the Plan may be increased to allow for the reissuance or disposition of shares that have been issued upon the exercise of options granted under the Plan and reacquired by the Company. The shares of Common Stock reissued and sold under the Plan may be the Company's authorized but unissued shares, or shares held in the Company's treasury.


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6.   TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be in such form and on such terms as the Committee shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:

     (a) The Option shall state the total number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.

     (b) The Option exercise price per share of Common Stock issuable upon the exercise of an Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock covered by such Option at the date such Option is granted, or, in the case of an employee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any subsidiary of the Company, the Option exercise price for any Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of the Common Stock covered by such Option.

     (c) Notwithstanding any other provision of the Plan, the term of an Option shall be for a period of not more than ten (10) years from the date such Option is granted.

     (d) An Option must be granted within ten (10) years of the earlier of the date the Plan is adopted or the date this Plan is approved by the Company's stockholders in accordance with Paragraph 22.

     (e) No individual shall be given the opportunity under this Plan to exercise Incentive Stock Options for the purchase of Common Shares valued (at the time of grant of the Incentive Stock Options) in excess of $100,000, in any calendar year, unless and to the extent that said Options shall have first become exercisable in the preceding year. No Incentive Stock Option shall be granted hereunder in such a manner as would cause the foregoing restrictions to be violated.

7. RESTRICTIONS ON DISPOSITION AND OBLIGATION OF RESALE. Shares of Common Stock acquired by an employee pursuant to the exercise of a Nonstatutory Stock Option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided in
Section 12 and in this Section 7. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition"). In the event of the termination of employment for any reason except retirement with the consent of the Company or death, such shares shall, except as provided below, be offered for resale to the Company at the original exercise price of the Nonstatutory Stock Option the exercise of which resulted in the subject shares. Shares as to which the restrictions against disposition and the obligations of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares". Shares as to which the restrictions against disposition and the obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares". Holders of restricted shares may vote their shares at any meeting of holders of shares of Common Stock. The Committee may provide for the issuance of restricted shares subject to this paragraph to a Trustee in exchange for payment of par

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value only and direct said Trustee to issue an appropriate proxy authorizing the
Optionee to vote said restricted shares.

     (a) The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse as the Board of Directors or Committee shall determine, and such terms shall be incorporated into and be made a part of the option Agreement between the Company and the employee. Any provision for the lapse of the restrictions against disposition and the obligation of resale shall apply with respect to shares subject to an option and/or shares issued upon the exercise of any related stock appreciation rights whether or not the Option has been exercised in whole or part on the date of lapse.

     (b) In the event of the termination of employment for any reason, shares issued to the employee pursuant to the exercise of a Nonstatutory Stock Option under the Plan, which shares have not as of the date of termination of employment, become free shares as defined above, shall become subject to an obligation of immediate resale to the Company. The obligation of resale in the case of disability, termination of employment due to retirement with the consent of the Company or death shall be terminated to the same extent as an unexercised Option may be exercised under similar circumstances as set forth in Sections 9 and 11. Shares subject to such obligation of resale shall be delivered to the Company within thirty (30) days following the termination of employment. Within sixty (60) days following a timely delivery of such shares, the Company will compensate the employee (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the employee any shares not so purchased. Nothing in this Paragraph 7 shall require the Company to repurchase shares issued to employees under the Plan. In the event the Company exercises its rights under this Plan, restricted shares that are not delivered to the Company within thirty (30) days following the termination of employment shall remain subject to the restrictions against disposition, and such restrictions shall not lapse as otherwise provided in this Paragraph 7 and in the employee's Option Agreement.

     (c) Notwithstanding any of the foregoing restrictions, any restricted shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the employee to obtain the acquisition price to be paid by the employee for such shares, provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

     (d) The provisions of this Paragraph 7 and the provisions of any Option Agreement between the Company and an employee relating to the restrictions against disposition and the obligation of resale to the Company shall be applied according to their terms or according to such other terms and conditions, or at such other times and dates, as the Board of Directors or the Committee may from time to time establish.

8.   STOCK APPRECIATION RIGHTS.

     (a) A "stock appreciation right" is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the Fair

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Market Value per share on the date on which a stock appreciation right is exercised over the option price per share as provided in the related underlying Option. A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying Option granted under this Plan and shall be exercisable and exercised only to the extent that the related option is exercisable. The number of shares of Common Stock subject to the stock appreciation right shall be all or part of the shares subject to the related Option, as determined by the Committee. The stock appreciation right shall either become all or partially non-exercisable and shall be all or partially forfeited if the exercisable portion, or any part thereof, of the related option is exercised and vice versa.

     (b) At the discretion of the Committee, any Option granted under this Plan may, at the time of such grant, include a stock appreciation right. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in accordance with the rules and regulations adopted by the Committee from time to time. Such rules and regulations may govern the right to exercise the stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

     (c) Subject to any restrictions or conditions imposed by the Committee, a stock appreciation right may be exercised by the Optionee as to a number of shares of Common Stock under its related Option only upon the surrender of a like number of shares of Common Stock available to the exercisable portion of the related Option. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related Option, the Optionee shall be awarded cash, shares of Common Stock or a combination of shares and cash at the discretion of the Committee. The award shall have a total value equal to the product obtained by multiplying (1) the excess of the Fair Market Value per share on the date on which the stock appreciation right is exercised over the option price per share by (2) the number of shares subject to the exercisable portion of the related Option so surrendered. The Committee may from time to time, determine a limit as to the payment of the share value of a stock appreciation right. In the event loans by the Company to the Optionee are outstanding at the time of termination of his employment, the limit shall be no less than the then-outstanding loan amount as specified in Paragraph 8(a).

     (d) The portion of the stock appreciation right which may be awarded in cash shall be determined by the Committee from time to time. Cash awards will be subject to the disposition limitations specified in Paragraph 7 hereof The number of shares awardable to an Optionee with respect to the noncash portion of a stock appreciation right shall be determined by dividing such noncash portion by the Fair Market Value per share on the exercisable date. No fractional shares shall be issued.

9. TERMINATION OF EMPLOYMENT. Subject to the provision of Section 10, the Option Agreement may provide that if the holder of an Option is an employee of the Company or any subsidiary and ceases to be so employed for any reason, then any options that are exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent such options are exercisable as of such time, may be exercised by him only within ninety (90) days after the date he ceases to be employed by


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the Company or its subsidiary. Notwithstanding the foregoing, if the holder of an Option is an employee of the Company or any subsidiary and ceases to be so employed as a result of his dismissal for cause (as determined by the Board of Directors in its sole discretion or as otherwise defined in an employment agreement with the Optionholder in effect at that time), the Option Agreement may provide for the immediate termination of any Options granted to such employee. The ninety (90) day limit referred to in this paragraph may be extended on a case-by-case basis at the sole discretion of the Committee.

     Solely for the purposes of the Plan, the transfer of an employee from the employ of the Company to a subsidiary of the Company, or vice-versa, shall not be deemed a termination of employment.

10.  TERMINATION AS A RESULT OF CHANGE OF CONTROL.

     (a) In the event that an Optionholder who is an employee of the Company is terminated by the Company upon or within the twelve month period following a Change of Control, and such termination is not a dismissal for cause, fifty percent (50%) of the remaining unvested portion of the total number of Options held by such Option holder issued previously under this Plan shall vest immediately upon such termination and become exercisable, while the remaining Options shall be governed by the provisions of Section 9 of this Plan and the terms of the Option Agreement; PROVIDED, HOWEVER, that the Board of Directors of the Company shall have the discretion to alter such arrangements with respect to a Change of Control in the terms of any particular Option Agreement, and may in particular provide for a different percentage of unvested Options to vest immediately in the event of a Change of Control regardless of whether the employment of the holder of such Options is subsequently terminated.

     (b) In the event of a Change of Control, fifty percent (50%) of the remaining unvested portion of the total number of Options held by each director of the Company who is not an employee of the Company, issued previously under this Plan shall vest immediately upon such Change of Control and become exercisable, while the remaining Options shall be governed by the provisions of
Section 9 of this Plan and the terms of the Option Agreement; PROVIDED, HOWEVER, that the Board of Directors of the Company shall have the discretion to alter such arrangements with respect to a Change of Control in the terms of any particular Option Agreement, and may in particular provide for a different percentage of unvested Options to vest immediately in the event of a Change of Control.

     (c) For purposes of this Section 10, a "Change of Control" shall mean any of the following events: (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the stock of the Company to an unrelated person or entity or (v) any other transaction (other than a public offering or private placement) in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the


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relevant entity after the transaction, in each case, regardless of the form thereof.

11. DEATH. The Option Agreement may provide that if a holder of an Option shall die while in the employ of the Company or any subsidiary of the Company, his estate, personal representative or beneficiary shall have the right to exercise any Options granted to the Optionholder pursuant to the Plan at any time within two years from the date of his death (or within such shorter period as may be specified by the Company in the Option Agreement), in respect of the total number of shares as to which he would have been entitled to exercise an option at the date of his death.

12. STOCK SPLITS MERGERS, ETC. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares of Common Stock which may be purchased under the Plan and the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation, the Company will be required to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation. The Company may provide for immediate maturity of all outstanding Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

13. TRANSFERABILITY. Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Paragraph 11 and, during an Optionholder's lifetime, may be exercised only by him.

14. EXERCISE OF OPTIONS. An Optionholder electing to exercise an option shall give written notice to the Company of such election and of the number of shares of Common Stock that he has elected to acquire and/or, as the case may be, the number of shares of Common Stock as to which stock appreciation rights are being claimed. A holder of Options shall have no rights of a stockholder with respect to shares of Common Stock covered by the Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his Option.

15. WRITTEN OPTION AGREEMENT. Agreements granting Options under the Plan ("Option Agreements") shall be in writing, duly executed and delivered by or on behalf of the Company and the Optionholder, and shall contain such terms and conditions as the committee deems advisable. If there is any conflict between the terms and conditions of any option Agreement and of the Plan, the terms and conditions of the Plan shall control.

16. PAYMENT. The Option exercise price shall be payable upon the exercise of the Option in cash, by certified check or by the tender of shares of Common Stock or, at the discretion of the Board of Directors, by paying in cash, at the minimum, the par value of the shares of Common Stock being acquired and executing a promissory note for the balance of the option exercise price, provided that said note shall bear interest at a rate


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which is no less than the lowest applicable U.S. federal rate required to be charged to preclude the recharacterization of any amount of stated principal as interest for U.S. federal tax purposes. If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the employee.

17. RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall use its best efforts to effect or secure the necessary withholding, listing, registration, qualification, consent or approval so as to effect the exercise of each Option and issue and deliver the shares purchased thereunder.

18. TERM OF PLAN. The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date.

19. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan will be used for general corporate purposes.

20. OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation on the Optionholder to exercise such option.

21. CONTINUANCE OF EMPLOYMENT. Neither the Plan nor any Option Agreement shall impose any obligation on the Company or on any subsidiary of the Company to continue the employment of an Optionholder, and nothing in the Plan or in any Option Agreement shall confer upon any Optionholder any right to continue in the employ of the Company or the subsidiary of the Company or conflict with the right of either to terminate such employment at any time.

22. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to (a) approval, within twelve (12) months thereof, by the stockholders representing at least a majority of the voting stock of the Company or by such greater percentage as may from time to time be required under the laws of the State of Delaware, and (b) such approvals as may be required by any other public authorities. Options under this Plan may be granted but not exercised until it is approved by the Company's shareholders. In the event the Plan is not approved, the Plan shall terminate and all Options granted shall be void and have no force or effect.

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As amended and restated through July 7, 1999.